Exhibit 10.17

AMENDMENT NO. 2
TO THE
PERRIGO COMPANY
2013 LONG-TERM INCENTIVE PLAN
WHEREAS, Perrigo Company plc (the “Company”) sponsors the Perrigo Company 2013 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Company desires to amend the Plan to limit the total number of shares subject to awards that may be granted to any one non-employee director of the Company in any one calendar year.
NOW, THEREFORE, by virtue and in exercise of the amending authority reserved by the Plan sponsor pursuant to Section 15(a) of the Plan, effective as of June 10, 2015, the third sentence of subsection (b) of Section 4 of the Plan (“Shares Subject to the Plan”) is hereby amended to read as follows:
No individual Employee or consultant may be granted Awards in any one calendar year with respect to more than 400,000 Shares, and no individual non-employee director of the Company may be granted Awards in any one calendar year with respect to more than 25,000 Shares.
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IN WITNESS WHEREOF, Perrigo Company plc has caused this Amendment No. 2 to be executed by its duly authorized officer this 9th day of July, 2015.
PERRIGO COMPANY PLC

By:	/s/ Judy L. Brown

Title:	EVP, CFO